Exhibit 99.12


                              FIFTH AMENDMENT TO
                            BELL 206B JETRANGER III
                          HELICOPTER LEASE AGREEMENT


          This Fifth Amendment to Bell 206B JetRanger III Lease Agreement (the "Fifth Amendment") is made and entered into as of this 1st day of November 2002, by and between Betaco, Inc., a Delaware corporation ("Lessor"), and American Trans Air, Inc., an Indiana corporation ("Lessee").

                                   Recitals

          A. On September 14, 1989, the parties entered into a Bell 206B JetRanger III Helicopter Lease Agreement (the "Lease Agreement") regarding Lessor's lease of a certain Bell 206B JetRanger III helicopter, Serial No. 3267, Registration No. N39085 (the "Aircraft") to Lessee.

          B. The Lease Agreement was amended several times to extend the term of the Lease Agreement and/or to modify the rental amount.

          C. The parties now desire to modify the term and rental provisions of the Lease Agreement.

                                   Agreement

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1. Section 1, "Term," of the Lease Agreement shall be deleted and shall be replaced in its entirety by the following:

          "1. Term. The Term of this Lease shall commence on the date hereof and remain in effect through and including November 1, 2005."

          2. Section 2A of the Lease Agreement, "Rental and Other Charges," shall be deleted and shall be replaced in its entirety by the following:

          "A. The sum of Three Thousand Five Hundred Dollars ($3,500.00) per month in advance for each month during the term hereof."

          3. All other terms and conditions of the Lease Agreement, as amended, shall remain in full force and effect.



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          IN WITNESS WHEREOF, the parties have authorized this Fifth Amendment to be executed by their respective officers as of the day and year first above written.

                                 BETACO, INC.


                                 By
                                    -------------------------------------
                                    J. George Mikelsons, President
                                    AMERICAN TRANS AIR, INC.


                                 By
                                    -------------------------------------
                                    Brian T. Hunt, Secretary